                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 1997 Stock Incentive Plan of BEA Systems, Inc. of our report dated February 23, 1999, with respect to the consolidated financial statements and schedule of BEA Systems, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Palo Alto, California
September 13, 1999